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                                                                     Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of April 14, 1997 (this "Agreement"), between Media Metrix, Inc., a Delaware corporation (the "Delaware Corporation"), and PC Meter L.P., a Delaware limited partnership (the "Delaware Partnership").

                                   WITNESSETH:

      WHEREAS, the Delaware Corporation desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of the Delaware Partnership by means of a merger of the Delaware Partnership with and into the Delaware Corporation;

      WHEREAS, Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss. 17-101, et seq. (the "Delaware RULPA"), and
Section 263 of the General Corporation Law of the State of Delaware, 8 Del. C. ss. 101, et seq. (the "GCL"), authorize the merger of a Delaware limited partnership with and into a Delaware corporation;

      WHEREAS, the Delaware Corporation and the Delaware Partnership now desire to merge (the "Merger"), following which the Delaware Corporation shall be the surviving entity;

      WHEREAS, the Delaware Corporation's Certificate of Incorporation and By-laws permit, and resolutions adopted by the Delaware Corporation's Board of Directors authorize, this Agreement and the consummation of the Merger;

      WHEREAS, The NPD Group, Inc., in its capacity as the general partner of the Delaware Partnership (the "Delaware GP"), and the requisite number of the limited partners of the Delaware Partnership, have approved this Agreement and the consummation of the Merger.

      NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

      SECTION 1.01 The Merger. (a) On April 14, 1997, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as the Delaware Corporation and the Delaware GP shall determine, the Delaware Corporation, which shall be the surviving entity, shall merge with the Delaware Partnership and shall file a certificate of merger substantially in the form of
Exhibit 1 hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "Effective Time").

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      (b) At the Effective Time, the Delaware Partnership shall be merged with and into the Delaware Corporation, whereupon the separate existence of the Delaware Partnership shall cease, and the Delaware Corporation shall be the surviving entity of the Merger (the "Surviving Corporation") in accordance with
Section 17-211 of the Delaware RULPA and Section 263 of the GCL.

      SECTION 1.02 Exchange of Interests. (a) At the Effective Time: Each Class A Unit of the Delaware Partnership (the "Class A Units") held by Delaware GP outstanding immediately prior to the Effective Time shall be exchanged for
 .09446 shares of Delaware Corporation Redeemable Preferred Stock, par value $1.00 (the "Corporation Redeemable Preferred Stock") so that upon the exchange of all the Class A Units into Corporation Redeemable Preferred Stock, there shall be 41,446 shares of Corporation Redeemable Preferred Stock outstanding; and

      (b) Each Class B Unit of the Delaware Partnership (the "Class B Units") outstanding immediately prior to the Effective Time shall be exchanged for 12.75 shares of Delaware Corporation Common Stock, par value $1.00 (the "Corporation Common Stock") so that upon the exchange of all the Class B Units into Corporation Common Stock, there shall be 1,500,100 shares of Corporation Common Stock outstanding.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

      SECTION 2.01 Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws of the Delaware Corporation in effect at the Effective Time shall be the Certificate of Incorporation and By-laws of the Surviving Corporation unless and until amended in accordance with their terms and applicable law. The name of the surviving Corporation shall be Media Metrix, Inc.

      SECTION 2.02 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Delaware Corporation at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Delaware Corporation at the Effective Time shall be the officers of the Surviving Corporation.


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                                   ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

      SECTION 3.01 Transfer, Conveyance and Assumption. At the Effective Time, the Delaware Corporation shall continue in existence as the Surviving Corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Delaware Partnership, and all of the assets and property of whatever kind and character of the Delaware Partnership shall vest in the Delaware Corporation without further act or deed; thereafter, the Delaware Corporation, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of the Delaware Partnership, and any claim or judgment against the Delaware Partnership may be forced against the Delaware Corporation, as the Surviving Corporation, in accordance with Section 17-211 of the Delaware RULPA and Section 263 of the GCL.

      SECTION 3.02 Further Assurances. If at any time the Delaware Corporation shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the Delaware Partnership, or otherwise to carry out the provisions hereof, the proper representatives of the Delaware Partnership as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Corporation, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF THE DELAWARE PARTNERSHIP

      The Delaware Partnership represents and warrants to the Delaware Corporation that:

      SECTION 4.01 Partnership Existence and Power. The Delaware Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

      SECTION 4.02 Partnership Authorization. The execution, delivery and performance by the Delaware Partnership of this Agreement and the consummation by the Delaware Partnership of the transactions contemplated hereby have been duly authorized by all necessary partnership action on its part. This Agreement constitutes a valid, binding and enforceable agreement of the Delaware Partnership.


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      SECTION 4.03 Governmental Authorization. The execution, delivery and performance by the Delaware Partnership of this Agreement and the consummation of the Merger by the Delaware Partnership require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

      SECTION 4.04 No Violation. The execution, delivery and performance by the Delaware Partnership of this Agreement and the consummation by the Delaware Partnership of the transactions contemplated hereby do not and will not (i) violate the partnership agreement of the Delaware Partnership, (ii) violate any provision of any law, rule or regulation applicable to the Delaware Partnership,
(iii) breach, or result in a default under, any existing obligation of the Delaware Partnership under any provision of any agreement, contract or other instrument to which the Delaware Partnership is a party or by which it or its property is bound or (iv) breach or otherwise violate any existing obligation of the Delaware Partnership under any court or administrative order, writ, judgment or decree that names the Delaware Partnership and is specifically directed to it or its property.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF THE DELAWARE CORPORATION

      The Delaware Corporation represents and warrants to the Delaware Partnership that:

      SECTION 5.01 Corporate Existence and Power. The Delaware Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      SECTION 5.02 Corporate Authorization. The execution, delivery and performance by the Delaware Corporation of this Agreement and the consummation by the Delaware Corporation of the transactions contemplated hereby have been duly authorized by all necessary corporate action subject to the approval thereof of the requisite number of the stockholders of the Delaware Corporation. This Agreement constitutes a valid, binding and enforceable agreement of the Delaware Corporation.

      SECTION 5.03 Governmental Authorization. The execution, delivery and performance by the Delaware Corporation of this Agreement and the consummation of the Merger by the Delaware Corporation require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing of the Certificate of Merger in accordance with Delaware law.


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      SECTION 5.04 No Violation. The execution, delivery and performance by the
Delaware Corporation of this Agreement and the consummation by the Delaware Corporation of the transactions contemplated hereby do not and will not (i) violate the Certificate of Incorporation or By-laws of the Delaware Corporation,
(ii) violate any provision of any law, rule or regulation applicable to the Delaware Corporation, (iii) breach, or result in a default under, any existing obligation of the Delaware Corporation under any provision of any agreement, contract or other instrument to which the Delaware Corporation is a party or by which it or its property is bound or (iv) breach or otherwise violate any existing obligation of the Delaware Corporation under any court or administrative order, writ, judgment or decree that names the Delaware Corporation and is specifically directed to it or its property.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      SECTION 6.01 Conditions to the Obligations of Each Party. The obligations of the Delaware Partnership and the Delaware Corporation to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:

            (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

            (ii) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and

            (iii) this Agreement shall have been adopted by the requisite number of the stockholders of the Delaware Corporation required by and in accordance with applicable law.

                                   ARTICLE VII

                                   TERMINATION

      SECTION 7.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

            (i) by mutual written consent of the Delaware GP, on behalf of the Delaware Partnership, and the Board of Directors of the Delaware Corporation;

            (ii) by either the Delaware GP, on behalf of the Delaware Partnership, or the Board of Directors of the Delaware Corporation, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or


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decree enjoining the Delaware Corporation or the Delaware Partnership from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.

            (iii) Effect of Termination. If this Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

      SECTION 8.02 Amendments; No Waivers. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Delaware GP, on behalf of the Delaware Partnership, and by the Delaware Corporation.

      (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 8.03 Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Delaware Corporation and the Delaware Partnership, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Delaware Corporation and the Delaware Partnership with respect to the subject matter hereof.

      SECTION 8.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

      SECTION 8.05 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.


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      SECTION 8.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first-above written.

                                        PC METER L.P.

                                        By: The NPD Group, Inc., as General
                                        Partner

                                        By: /s/ RUPERT WALTERS
                                           -------------------------------------
                                           Name: Rupert Walters
                                           Title: President


Attest:                                 MEDIA METRIX, INC.

By: /s/ MARY ANN PACKO                  By: /s/ TOD JOHNSON
   ----------------------------------      -------------------------------------
   Name: Mary Ann Packo                    Name: Tod Johnson
   Title: President                        Title: Chairman and CEO


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